Exhibit 99.1

      COLLECTORS UNIVERSE ANNOUNCES RECORD FINANCIAL RESULTS FOR THE THIRD
                  QUARTER AND NINE MONTHS ENDED MARCH 31, 2005

  Income from Continuing Operations increases to 0.19 per share and to a record high $0.53 per share in the three and nine months ended March 31, 2005, respectively, from $0.13 per share and $0.23 per share, respectively, in the same periods last year

        Net Revenues increase 30% and 35%, respectively, in the three and nine months ended March 31, 2005

    NEWPORT BEACH, Calif., May 9 /PRNewswire-FirstCall/ -- Collectors Universe, Inc. (Nasdaq: CLCT), a leading provider of value-added authentication and grading services to dealers and collectors of high-value collectibles, today announced its financial results for the third fiscal quarter and nine months ended March 31, 2005. Income from continuing operations increased to a record level of $1.5 million, or $0.19 per diluted share, in the third quarter this year from $791,000, or $0.13 per diluted share, in the same quarter last year. During the third quarter this year the loss from discontinued operations was $3,000, or $0.00 per diluted share, as compared to a gain from discontinued operations of $201,000, or $0.03 per diluted share in the third quarter last year. As a result, net earnings were $1.5 million, or $0.19 per diluted share, in this year's third quarter as compared to $992,000, or $0.16 per diluted share, in the third quarter last year.

    Income from continuing operations and net income per diluted share were computed on 7.6 million weighted average number of diluted shares outstanding for the third quarter this year, which was 20% higher than the 6.3 million weighted average number of diluted shares outstanding during the same three months of 2004, primarily as a result of our completion in the third quarter of 2005 of a public offering in which we sold a total of 2,195,856 newly issued shares.

    For the nine months ended March 31, 2005, income from continuing operations totaled $3.7 million, or $0.53 per diluted share, as compared to $1.5 million, or $0.23 per diluted share, in the nine months ended March 31, 2004; while discontinued operations sustained a loss of $79,000, or $0.01 per diluted share, as compared to a loss of $534,000, or $0.08 per diluted share in the same nine months of the prior year. As a result, net income for the nine months ended March 31, 2005 was $3.6 million, or $0.52 per diluted share, as compared to a net income of $945,000 or $0.15 per diluted share for the nine months ended March 31, 2004. The number of weighted average diluted shares outstanding for the first nine months of this year was 7.0 million, an increase of nearly 11% from 6.3 million during the same nine months of 2004.

    "We experienced strong demand for our services in all of our markets, resulting in record quarterly revenues from our authentication and grading businesses," explained Michael Haynes, Chief Executive Officer. "At the same time, we were able to achieve increased efficiencies in our operations despite the expenses of relocating our autograph business to our headquarters facility in Southern California and costs, of about one cent per share, that were attributable to the launch of our currency grading business in the latter part of the quarter," continued Mr. Haynes. "With respect to our growth strategy into other high-value asset markets, we are in the very early stages of our plan, and expect to make further progress during the remainder of this calendar year," stated Mr. Haynes.

    Financial Highlights

    The principal contributors to our improved results of operations in the three and nine months ended March 31, 2005 included:

    * Increases of 30% and 35% in net revenues from continuing operations to a record high of $9.0 million in the third quarter and to $25.1 million in the first nine months this year, from $6.9 million and $18.7 million, respectively, in the corresponding periods of 2004.
    * Improvement in our gross profit margin from continuing operations to 64% in this year's third quarter from 62% in the same quarter last year and to 64% in the first nine months this year from 60% in the same nine months last year.
    * Improvements in our operating efficiency (defined as operating expenses as a percent of net revenues) to 39% in the third quarter this year from 42% in the same quarter last year and to 41% in the nine months ended March 31, 2005 from 46% in the same nine months last year.
    * An increase in net cash and short term investments generated by continuing operations in the nine months ended March 31, 2005 to $6.7 million as compared with $3.7 million in the same period last year, due primarily to the improvement in our profitability.
    * An increase in net cash and short term investments of $35.9 million at March 31, 2005 that was primarily attributable to the net proceeds from our public offering of 2.2 million newly issued shares completed in February 2005, which also contributed to an increase in interest income for the quarter ended March 31, 2005.

     Results of Continuing Operations for the Three and Nine Months Ended March 31, 2005

    Net Revenues. The increases in net revenues from continuing operations in both the quarter and nine months ended March 31, 2005 were primarily attributable to:

    * increases of 33% and 28%, respectively, in total collectible units graded in the quarter and nine months ended March 31, 2005;
    * to a lesser extent, increases in sales of internet advertising and collectors clubs memberships.

    Gross Profits. The improvements in our gross margin in both the quarter and nine months ended March 31, 2005 were attributable to: (i) a change in the mix of collectibles submitted for authentication and grading to a higher proportion of coins, on which were realized higher margins than on other collectibles; (ii) a more than 400% increase in internet advertising revenues, which bear minimal incremental cost of sales; and (iii) the overall increase in net revenues which continued to drive down the fixed element of costs of sales as a percent of total net revenues.

    Operating Expenses. We continued to demonstrate progress in improving our operating efficiencies, as the 30% and 35% increases in net revenues substantially exceeded increases of 19% and 19%, respectively, in operating expenses in the three and nine month periods ended March 31, 2005. As a result, operating expenses declined as a percentage of net revenues to 39% in the third quarter, and to 41% in the nine months ended March 31, 2005 from 42% and 46%, respectively, in the same corresponding periods last year.

    Operating expenses in the nine months ended March 31, 2005 included $500,000 of expenses related to the settlement of the Real Legends lawsuit reported in the second quarter ended December 31, 2004. The settlement fully resolves all claims brought by the plaintiff and terminates that lawsuit.

    Conference Call and Webcast

    Management will host a conference call and simultaneous webcast Monday, May 9th at 8:00 a.m. Pacific/11:00 a.m. Eastern time to discuss third-quarter fiscal 2005 operating performance. The conference call, featuring Chief Executive Officer Michael Haynes and Chief Financial Officer Mike Lewis, will be available live via the Internet. To listen to the live Internet webcast, log on to the our web site at http://www.collectors.com, click on 'Investor Home' under the Investor Information menu, and find the webcast link under 'Conference Calls.' The conference call will also be available by dialing 877-270-4101 within the U.S and Canada or 706-634-1485 for international participants. An online replay will be available for 12 months on http://www.collectors.com, or a phone replay will be available through May 25, 2005, by dialing 706-645-9291 or 800-642-1687 and entering the passcode 6061817.

    About Collectors Universe

    Collectors Universe, Inc. is a leading provider of value added services to the high-value collectibles markets. The Collectors Universe brands are among the strongest and best known in their respective markets. The Company authenticates and grades collectible coins, sports cards, autographs and stamps. The Company also compiles and publishes authoritative information about collectible sports cards and sports memorabilia, United States and world coins, and entertainment memorabilia. This information is accessible to collectors and dealers at the Company's web site, http://www.collectors.com, and is also published in print.

    Forward-Looking Statements

    This news release contains statements regarding our expectations about our future financial performance which are "forward-looking statements" as defined in the Private Securities Litigation Reform Act of 1995. Forward-looking statements can be identified by the use of words such as "believe," "expect," "anticipate," "intend," "plan," "estimate," "project," or future or conditional verbs such as "will," "would," "should," "could," or "may." Our financial performance in the future may differ, possibly materially, from our current expectations as set forth in the forward looking statements contained in this news release, due to a number of risks and uncertainties. Those risks and uncertainties include, but are not limited to:

    * possible changes in general economic conditions or conditions in the collectibles markets, such as a possible decline in the popularity of some high-value collectibles, which could cause a reduction in authentication and grading submissions and, therefore, also in the fees we are able to generate;
    * a lack of diversity in our sources of revenues and our dependence on collectible coin authentication and grading for a significant percentage of our total revenues, which makes us more vulnerable to adverse changes in economic and market conditions, including declines in the value of precious metals or recessionary conditions, that could lead to reduced coin and other collectibles submissions, with a resultant reduction in our revenues and income;
    * our dependence on certain key executives and collectibles experts, the loss of the services of any of which could adversely affect our ability to obtain authentication and grading submissions and, therefore, could harm our operating results;
    * increased competition from other collectibles services companies that could result in reductions in collectibles submissions to us or could require us to reduce the prices we charge for our services;
    * the risk that we will incur unanticipated liabilities under our authentication and grading warranties that would increase our operating expenses;
    * the risk that new service offerings and business initiatives that we may undertake will not gain market acceptance or will increase our operating expenses and reduce our overall profitability or cause us to incur losses;
    * the risk that our strategy to exit the collectibles sales business and focus substantially all of our resources on our authentication and grading businesses will not be successful in enabling us to improve our profitability over the longer term or to grow our existing businesses or expand into new collectibles or high value asset markets; and
    * the risk that we will not be successful in integrating into our operations any new businesses we might acquire or commence or that those businesses will not gain market acceptance or that our business expansion may result in a costly diversion of management time and resources and increase our operating expenses and, therefore, hurt our profitability.

    Additional information regarding these and other risks and uncertainties that could cause our future financial performance to differ from our current expectations is contained our Prospectus, dated February 16, 2005, as filed with the Securities and Exchange Commission pursuant to Rule 424(b) under the Securities Act of 1933, as amended.

    Due to these and other possible uncertainties and risks, readers are cautioned not to place undue reliance on the forward-looking statements contained in this news release, which speak only as of its date, or to make predictions about future performance based solely on historical financial performance. We also disclaim any obligation to update forward-looking statements contained in this news release or in our Prospectus dated February 16, 2005.

     Mike Lewis                           Brandi Piacente
     Chief Financial Officer              Investor Relations
     Collectors Universe                  The Anne McBride Co.
     949-567-1375                         212-983-1702 x208
     Email: mlewis@collectors.com         Email: bpiacente@annemcbride.com

                   COLLECTORS UNIVERSE, INC. AND SUBSIDIARIES
                      CONDENSED CONSOLIDATED BALANCE SHEETS
                     as of March 31, 2005 and June 30, 2004
                      (in thousands, except per share data)

                                                      March 31,     June 30,
                                                        2005          2004
                                                     (unaudited)
                                                     -----------   -----------
                      ASSETS
Current assets:
  Cash and cash equivalents                          $    63,632   $    21,454
  Short-term investments                                   2,294             -
  Accounts receivable, net of allowance for
   doubtful accounts of $62 (March)and $30 (June)            918           790
  Note receivable                                            242             -
  Inventories, net                                           399           452
  Prepaid expenses and other current assets                  789           781
  Refundable income taxes                                      -            13
  Deferred income taxes                                    1,174         1,174
  Receivables from sale of net assets of
   discontinued operations                                    68         1,611
  Current assets of discontinued operations
   held for sale                                             415         1,267
     Total current assets                                 69,931        27,542
Property and equipment, net                                  876         1,045
Deferred income taxes                                      3,256         5,205
Intangible and other assets                                  275           165
Non-current assets of discontinued operations
 held for sale                                                65           117
                                                     $    74,403   $    34,074

      LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
  Accounts payable                                   $      823   $      455
  Accrued liabilities                                     1,655        1,351
  Accrued compensation and benefits                         807          936
  Deferred revenue                                        1,248        1,225
  Current liabilities of discontinued operations
   held for sale                                             54          276
      Total current liabilities                           4,587        4,243
Deferred rent and other long-term liabilities               537          465
Commitment and contingencies Stockholders' equity:
  Preferred stock, $.001 par value; 5,000 shares
   authorized; no shares issued or outstanding               --           --
  Common stock, $.001 par value; 45,000 shares
   authorized; issued 8,601 at March 31, 2005
   and 6,338 at June 30, 2004                                 9            6
  Additional paid-in capital                             78,493       42,215
  Accumulated deficit                                    (8,202)     (11,834)
  Treasury stock, at cost (125 shares)                   (1,021)      (1,021)
      Total stockholders' equity                         69,279       29,366
                                                     $   74,403   $   34,074

                   COLLECTORS UNIVERSE, INC. AND SUBSIDIARIES
                 CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
                      (in thousands, except per share data)
                                   (unaudited)

                                              Three Months Ended          Nine Months Ended
                                                   March 31,                   March 31,
                                           ------------------------    ------------------------
                                              2005          2004          2005          2004
                                           ----------    ----------    ----------    ----------
Net revenues                               $    8,955    $    6,896    $   25,132    $   18,661
Cost of revenues                                3,263         2,597         9,087         7,495
  Gross profit                                  5,692         4,299        16,045        11,166
Selling and marketing
  expenses                                        876           788         2,581         2,316
General and
 administrative expenses                        2,588         2,135         7,167         6,298
Settlement of lawsuit                              --            --           500            --
  Total operating
   expenses                                     3,464         2,923        10,248         8,614
Operating income                                2,228         1,376         5,797         2,552
Interest income, net                              245            11           419            25
Other expenses                                    (20)           (4)          (18)          (23)
Income before income
 taxes                                          2,453         1,383         6,198         2,554
Provision for income
 taxes                                            981           592         2,487         1,075
Income from continuing
  operations                                    1,472           791         3,711         1,479
(Loss) income from
  operations of
  discontinued operations,
  net of gains on sales of
  discontinued businesses
  (net of income taxes)                            (3)          201           (79)         (534)
Net income                                 $    1,469    $      992    $    3,632    $      945
Net income per basic share:
  Income from continuing
   operations                              $     0.21    $     0.13    $     0.57    $     0.24
  (Loss) income from
    operations of
    discontinued
    operations, net of
    gains on sales of
    discontinued
    businesses (net of
    income taxes)                                  --          0.03         (0.01)        (0.09)
Net income                                 $     0.21    $     0.16    $     0.56    $     0.15
Net income per diluted share:
Income from continuing
 operations                                $     0.19    $     0.13    $     0.53    $     0.23
 (Loss) income from
   operations of
   discontinued
   operations, net of
   gains on sales of
   discontinued
   businesses (net of
   income taxes)                                   --          0.03         (0.01)        (0.08)
Net income                                 $     0.19    $     0.16    $     0.52    $     0.15
Weighted average shares outstanding:
  Basic                                         7,113         6,135         6,523         6,160
  Diluted                                       7,571         6,319         6,968         6,306

                   COLLECTORS UNIVERSE, INC. AND SUBSIDIARIES
                 CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
                                 (in thousands)
                                   (unaudited)

                                                        Nine Months Ended
                                                            March 31,
                                                     -----------------------
                                                        2005         2004
                                                     ----------   ----------
OPERATING ACTIVITIES
 Net income from continuing operations               $    3,711   $    1,479
 Adjustments to reconcile net income to net cash
  provided by operating activities:
   Depreciation and amortization                            355          500
   Loss on disposal of fixed assets                          --           31
   Provision for doubtful accounts                           18           25
   Provisions for inventory write down                       --           38
   Stock -based compensation                                 27           --
   Deferred income taxes                                  2,264           --
 Changes in operating assets and liabilities:
   Short-term investments                                (2,294)          --
   Accounts receivable                                     (146)        (246)
   Inventories                                               53         (261)
   Prepaid expenses and other current assets                 (8)        (125)
   Income taxes receivable/payable                           13        1,931
   Other assets                                             (18)          87
   Accounts payable                                         213         (330)
   Accrued liabilities                                      205         (203)
   Accrued compensation and benefits                       (129)         277
   Other long-term liabilities                               72           50
   Deferred revenue                                          23          440
     Net cash provided by operating activities            4,359        3,693
INVESTING ACTIVITIES:
  Capital expenditures                                     (178)        (456)
  Collection of receivables from sales of
   discontinued operations                                1,543           --
  Proceeds from sale of fixed assets                         --           70
  Advances on notes receivable                           (2,575)          --
  Proceeds from collection of notes receivable            2,333           --
  Purchase of intangible assets                            (100)          --
  Net cash provided by (used in) investing
   activities                                             1,023         (386)
FINANCING ACTIVITIES:
  Proceeds from sale of common stock, net                35,897           --
  Proceeds from employee stock purchase plan                 34           21
  Proceeds from exercise of stock options                   262          748
  Net cash provided by financing activities              36,193          769
  Net cash provided by discontinued operations              603        7,181
Net increase in cash and cash equivalents                42,178       11,257
Cash and cash equivalents at beginning of period         21,454        4,482
Cash and cash equivalents at end of period           $   63,632   $   15,739

SOURCE  Collectors Universe, Inc.
    -0-                             05/09/2005
    /CONTACT: Mike Lewis, Chief Financial Officer of Collectors Universe, +1-949-567-1375, mlewis@collectors.com; or Brandi Piacente, Investor Relations of The Anne McBride Co., +1-212-983-1702, x208, bpiacente@annemcbride.com/
    /FCMN Contact: bpiacente@annemcbride.com /
    /Web site:  http://www.collectors.com /